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                                  Exhibit 99.A


DIRECTORS AND OFFICERS OF HOECHST MARION ROUSSEL, INC. AND HMR PHARMA, INC.
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     The following sets forth the name, title, business address, and present principal occupation of each of the directors and executive officers of HMRI and Pharma as of January 1, 1997. Each is a citizen of the United States unless otherwise indicated.

Name                     Title                    Address
----                     -----                    -------

Peter W. Ladell          Chief Operating Officer  10236 Marion Park Drive
(Citizen of Canada)      of the Pharmaceutical    Kansas City, MO  64137
                         Division of Hoechst AG;
                         President and Chief
                         Executive Officer of
                         HMRI; President and
                         Chairman of the Board
                         of Pharma

Alban W. Schuele         Director of HMRI         Hoechst AG
                                                  65926 Frankfurt Main
                                                  Germany

James P. Mitchum         Vice President and       10236 Marion Park Drive
                         Chief Financial          Kansas City, MO 64137
                         Officer of HMRI; Vice
                         President and
                         Director of Pharma

Kevin M. Hartley         Vice President and       10236 Marion Park Drive
                         Treasurer of HMRI;       Kansas City, MO 64137
                         Vice President and
                         Treasurer of Pharma

Richard J. Markham       Chief Executive Officer  Hoechst AG
                         of the Pharmaceutical    56926 Frankfurt Main
                         Divisions of Hoechst     Germany
                         AG; Director of HMRI

Jean-Pierre Godard       President of the Board   Roussel Uclaf S.A.
(Citizen of France)      of Roussel Uclaf and     102, route de Noisy
                         Director of HMRI         Romainville, France

Horst Waesche            Member of the Board of   Hoechst AG
(Citizen of Germany)     Management; Pharmaceu-   65926 Frankfurt Main
                         tical and Diagnostics    Germany
                         Divisions; Schwarzkopf
                         of Hoechst AG and
                         Director of HMRI

Tommy R. White           Vice President,          10236 Marion Park Drive
                         Human Resources and      Kansas City, MO  64137
                         Corporate Relations
                         of HMRI

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Kirk R. Schueler         Vice President, U. S.    10236 Marion Park Drive
                         Commercial Director      Kansas City, MO  64137
                         of HMRI

Charles A. Portwood      Vice President,          10236 Marion Park Drive
                         Operations, of HMRI      Kansas City, MO  64137

William K. Hoskins       Vice President,          10236 Marion Park Drive
                         General Counsel and      Kansas City, MO  64137
                         Corporate Secretary
                         of HMRI; Vice
                         President and
                         Secretary of Pharma

Rebecca R. Tilden        Vice President and       10236 Marion Park Drive
                         Assistant Secretary      Kansas City, MO 64137
                         of Pharma